UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): April 8, 2009

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers	3
Item 9.01. Financial Statement and Exhibits	3
Signature(s)	4

Nanophase Technologies Corporation’s Amended and Restated 2006 Stock Appreciation Rights Plan

Items to be Included in this Report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 8, 2009, the Board of Directors of the Company adopted and approved the Amended and Restated 2006 Stock Appreciation Rights Plan (the “Amended SAR Plan”), which amends the 2006 Stock Appreciation Rights Plan, adopted September 27, 2006, to allow non-employee directors of the Company to participate. As before, the Compensation and Governance Committee (the “Compensation Committee”) of the Board of Directors of the Company will administer the Amended SAR Plan. The Compensation Committee will have the sole authority to determine the individuals to whom grants will be made under the Amended SAR Plan and the terms and conditions of each SAR grant. Under the Amended SAR Plan, the Compensation Committee presently intends that SAR’s granted to non-employee directors of the Company will provide that the Company will have the option, but not the obligation, to convert the SAR’s into restricted shares of the Company’s common stock pursuant to the terms of the 2005 Non-Employee Director Restricted Stock Plan. This conversion option will become effective only if additional shares of common stock are authorized by the stockholders of the Company under the 2005 Non-Employee Director Restricted Stock Plan. In addition, SAR’s granted to non-employee directors of the Company will vest upon the directors’ removal or resignation from the position of director.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Nanophase Technologies Corporation’s Amended and Restated 2006 Stock Appreciation Rights Plan.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: April 9, 2009	By:	/s/ JESS JANKOWSKI
JESS JANKOWSKI
Chief Financial Officer

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